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                                                                      EXHIBIT 11

                              GENERAL MILLS, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                                                  THIRTEEN             THIRTY-NINE
                                                                 WEEKS ENDED           WEEKS ENDED
                                                             -------------------   -------------------
                                                             FEB. 23,   FEB. 24,   FEB. 23,   FEB. 24,
                                                               2003       2002       2003       2002
                                                             --------   --------   --------   --------
                                                               (IN MILLIONS, EXCEPT PER SHARE DATA)
Net Earnings...............................................    $240       $ 82      $ 692      $ 401
                                                               ====       ====      =====      =====
Average Number of Common Shares -- Basic EPS(a)............     369        366        368        319
Incremental Share Effect from:
  -- Stock options(b)......................................       9         12          8         11
  -- Restricted stock, stock rights and puts...............       1         --          1         --
                                                               ----       ----      -----      -----
Average Number of Common Shares -- Diluted EPS.............     379        378        377        330
                                                               ====       ====      =====      =====
Earnings per Share -- Basic................................    $.65       $.23      $1.88      $1.26
                                                               ====       ====      =====      =====
Earnings per Share -- Diluted..............................    $.63       $.22      $1.84      $1.22
                                                               ====       ====      =====      =====

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Notes to Exhibit 11:

(a) Computed as the weighted average of net shares outstanding on stock-exchange trading days.

(b) Incremental shares from stock options are computed by the "treasury stock" method. This method first determines the number of shares issuable under stock options that had an option price below the average market price for the period, and then deducts the number of shares that could have been repurchased with the proceeds of options exercised.